CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our reports dated June 19, 2009, relating to the financial statements and financial highlights, which appear in the April 30, 2009 Annual Report to Shareholders of Franklin Strategic Series, which is also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings "Financial Highlights" and "Independent Registered Public Accounting Firm" in such Registration Statement.



/s/PricewaterhouseCoopers LLP

San Francisco, California
August 27, 2009